SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): January 30, 2004

                                  NAVIDEC, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

         COLORADO                     0-29098                   33-0502730
         --------                     -------                   ----------
(State or Other Jurisdiction      (Commission  File         (IRS Employer
of Incorporation)                 File Number)              Identification No.)


            FIDDLER'S GREEN CENTER, 6399 S. FIDDLER'S GREEN CIRCLE,
                     SUITE 300, GREENWOOD VILLAGE, CO 80111
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:(303) 222-1000.

Item 5. OTHER EVENTS.

     On January 30, 2004, the Company closed its private placement that began on September 2, 2003. The offering was for up to 1,200,000 units at $1 per unit, each unit consisting of one common share, one "A" Warrant and one "B" Warrant. The "A" Warrant is exercisable at $2.00 until August 31, 2005. The Company has the right to call the "A" warrant if the trading price of Navidec common stock is above $2.00 for more than 10 consecutive trading days. The "B" Warrant is exercisable at $4.00 and expires on August 31, 2005. The Company has the right to call the "B" warrant if the trading price of Navidec common stock is above $4.00 for more than 10 consecutive trading days. The Company sold 564,500 units and realized proceeds of $539,000, net of commissions.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 18, 2004                    NAVIDEC, Inc.


                                           By: /s/ John R. McKowen
                                           -------------------------------------
                                           John R. McKowen
                                           President and Chief Executive Officer